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                                                                    EXHIBIT 21.1

                                VTEL Corporation
                              List of Subsidiaries

                                  Exhibit 21.1

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
Subsidiary                                        Location of Incorporation

Compression Labs, Incorporated                    Delaware
VTEL-ICS, Incorporated                            Delaware
VTEL Australia Ltd. Pty.                          Australia
CLI Belgium                                       Belgium
CLI Europe Ltd.                                   United Kingdom
VTEL Europe Ltd.                                  United Kingdom
VTEL Germany GmbH                                 Germany
VTEL France S.A.                                  France
VTEL Brazil LTDA                                  Brazil
VTEL Telecommunication Equipment (China) Co.      Peoples Republic of China
Ltd